EX-2.2

                         REGISTRATION RIGHTS AGREEMENT

                        FREESTAR TECHNOLOGY CORPORATION
                Calle Fantino Falco, J.A. Baez Building, 2nd Floor
                      Santo Domingo, Dominican Republic
                                                              As of May 4, 2004

UniComp, Inc.
6478 Putnam Ford Road, Suite 208
Woodstock, Georgia 30189

Re: Registration Rights Agreement

Gentlemen:

     Reference is made to the Asset Purchase Agreement, dated as of May 4, 2004, by and among FreeStar Technology Corporation, a Nevada corporation (the "Buyer"), UniPay, Inc., a North Carolina corporation (the "Seller"), and UniComp, Inc., a Colorado corporation (the "Stockholder") (the "Purchase Agreement"), pursuant to which the Seller has agreed to sell all of its payment processing assets and properties, all of which are located at Seller's facility in Murphy, North Carolina, to the Buyer in partial consideration for shares of common stock of the Buyer ("Buyer Stock"). Stockholder is the sole shareholder of Seller. All capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

     (a) On or before June 1, 2004, the Buyer shall cause a Form SB-2 shelf registration statement (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Buyer Stock to be issued to the Stockholder at the Closing pursuant to Section 3.1(a)(ii) of the Purchase Agreement, and shall thereafter use its best efforts to have the Registration Statement declared effective and to keep it effective until the earlier of (i) the date on which all of the shares of Buyer Stock has been sold by the Seller and (ii) the date which is two years after the date of issuance of the Buyer Stock or such earlier date when all shares of the Buyer Stock has been sold or may be sold without volume restrictions pursuant to Rule 144(i) as determined by counsel to the Buyer pursuant to a written opinion letter to such effect acceptable to the Buyer's transfer agent (the "Effectiveness Period"). The Buyer shall use its best efforts to have the Registration Statement declared effective within 90 days following the Closing. Buyer shall also prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement effective during the Effectiveness Period.

     (b) Until the Registration Statement has become effective under the Securities Act, each certificate representing the shares of Buyer Stock issued at the Closing and all certificates and instruments issued in transfer thereof, shall be endorsed with the following restrictive legend:

       "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IF REGISTERED UNDER APPLICABLE STATE BLUE
       SKY OR SECURITIES LAWS OR ANY EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE, ALL IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN
       THE REGISTERED HOLDER HEREOF AND THE ISSUER OF SUCH SHARES."

Upon the effectiveness of the Registration Statement, the Buyer shall, upon the request of the Stockholder, issue to the Stockholder a replacement certificate without such legend in exchange for any such legended certificate.

     (c) The Buyer shall furnish to the Stockholder, at the Buyer's expense, such number of copies of the Registration Statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as the Stockholder may reasonably request in order to facilitate the public offering of its shares of Buyer Stock.

     (d) The Buyer shall promptly, at the Buyer's expense, use its reasonable best efforts to register or qualify any shares of Buyer Stock covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as the Stockholder may reasonably request, except that the Buyer shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

     (e) The Buyer shall notify the Stockholder, promptly after it shall receive notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed.

     (f) The Buyer shall advise the Stockholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for the purpose of obtaining a stop order and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     (g) (i) The Buyer agrees to bear all Commission registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and accountants for the Buyer and all expenses and fees incident to an application for listing the shares of Buyer Stock on the OTC Bulletin Board and (ii) the Stockholder agrees to bear all fees and disbursements of counsel for all underwriters, brokers and dealers engaged in connection with the distribution of such shares of Buyer Stock and any discounts, commissions and fees of any such underwriters, brokers and dealers, NASD filing fees and expenses incurred by any person in connection therewith.

     (h) (i) The Buyer hereby agrees to indemnify and hold harmless the Seller and the Stockholder, and each of their officers, directors, legal counsel and accountants and each person who controls the Seller or the Stockholder within the meaning of the Securities Act, from and against, and agrees to reimburse the Stockholder, its officers, directors, legal counsel and accountants and controlling persons with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses (joint or several) (including the fees and expenses of counsel in connection with any lawsuit or any governmental or regulatory investigation or proceeding) to which the Stockholder may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or which arise out of any violation or alleged violation by the Buyer of the Securities Act, the Securities Exchange Act of 1934, as amended, any state securities laws or any rule or regulation promulgated under any of the foregoing; provided, however, that the Buyer shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by the Seller or the Stockholder specifically for use in the preparation thereof; provided further, however, that this indemnity agreement is subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the final prospectus, such indemnity shall not inure to the benefit of the Seller or the Stockholder if a copy of the final prospectus was not furnished to the person asserting the claim, action, demand, loss, damage or liability.

         (ii) The Stockholder and the Seller hereby agree to indemnify and hold harmless the Buyer, its officers, directors, legal counsel and accountants and each person who controls the Buyer within the meaning of the Securities Act, from and against, and agree to reimburse the Buyer, its officers, directors, legal counsel, accountants and controlling persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Buyer, its officers, directors, legal counsel, accountants or such controlling persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by the Seller or the Stockholder for use in the preparation thereof.

         (iii) If any claim shall be asserted or proceeding brought against any person (an "Indemnified Person") for which such person intends to seek indemnification pursuant to Section (b)(i) or
(ii), as the case may be, such Indemnified Person shall give prompt written notice to the person against whom such indemnity may be sought (the "Indemnifying Party"), of the nature of such claim, but the failure to give such notice shall not relieve the Indemnifying Party of their obligations under this Section (h) unless it or they have been prejudiced substantially thereby. The Indemnifying Party shall have the exclusive right to conduct, at their expense, through counsel of its or their own choosing, which counsel is approved by the Indemnified Person (which approval may not be unreasonably withheld), the defense of any such claim, and may compromise or settle such claims with the prior consent of the Buyer or the Stockholder (which consent shall not be unreasonably withheld; provided that it shall not be unreasonable for an Indemnified Party to reject any settlement proposal which does not include as an unconditional term thereof the giving to such Indemnified Party of a release from all liability in respect of such claim or litigation).

     (i) In connection herewith, the Stockholder agrees to complete and execute all questionnaires and other documents reasonably required, and provide such other information to the Buyer as may be reasonably necessary, to register the Stockholder's Buyer Stock.

     (j) The Buyer hereby confirms that this Agreement has been duly authorized by its Board of Directors.

     (k) The rights to cause the Buyer to register the Buyer Stock pursuant to this Agreement may be assigned (but only with all related obligations) by the Stockholder, provided: (i) the Buyer is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.
In this Agreement, the term "Stockholder" shall include all such transferees or assignees of the Buyer Stock.

     (l) This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

     (m) This Agreement sets forth the entire agreement between the parties as to the subject matter hereof, supersedes any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter of this Agreement, and may not be amended except by an instrument in writing signed by all of the parties to this Agreement.

     (n) The laws of the State of New York (without giving effect to the choice of law provisions thereof) shall govern the interpretation and enforcement of this Agreement. Any litigation or other proceedings between the parties concerning this Agreement or the duties, obligations or actions of either party hereunder shall be filed in Florida or Georgia.

     (o) The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     (p) All notices or other communications provided for under this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, to the parties at their respect addresses as indicated below or at such other address as the parties may designate in writing:

If to the Company:

UniComp, Inc.
6478 Putnam Ford Road, Suite 208
Woodstock, Georgia 30189
Attention:  Mr. Stephen A. Hafer
            Chief Executive Officer

with a copy to:

Durham Jones & Pinegar
111 East Broadway, Suite 900
Salt Lake City, Utah 84111
Attention:  Jeffrey M. Jones, Esq.

If to the Holder:

FreeStar Technology Corporation
Calle Fantino Falco, J.A. Baez Bldg., 2nd Fl.
Santo Domingo, Dominican Republic
Attention:  Paul Egan, President & Chief Executive Officer

with a copy to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, New York  10166
Attention:  Spencer G. Feldman, Esq.

All notices and communications shall be effective as follows: When mailed, upon receipt; when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, upon receipt.

     (q) Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     (r) Except for the registration rights granted by the Buyer to Xinhua Finance Network Limited to register the sale of up to ten million (10,000,000) shares of the Buyer's common stock to be received upon exercise of a warrant (but not an option) issued by the Buyer, neither the Buyer nor any of its security holders (other than the Stockholder in such capacity pursuant hereto) may include securities of the Buyer in the Registration Statement other than the Shares, and the Buyer shall not enter into any agreement providing any such right to any of its security holders.

     (s) If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Shares and the Buyer shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Buyer shall send to the Seller and the Stockholder written notice of such determination and, if within twenty (20) days after receipt of such notice, the Seller or the Stockholder or both of them shall so request in writing, the Buyer shall include in such registration statement all or any part of the Shares the Seller or the Stockholder or both of them request to be registered. No right to registration of the Shares under this Section shall be construed to limit any registration otherwise required hereunder.

     (t) With a view to making available to the Stockholder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Stockholder to sell securities of the Buyer to the public without Registration ("Rule 144"), until such time as all of the Shares may be sold without volume limitation pursuant to subsection
(k) of Rule 144, the Buyer agrees to use its reasonable efforts to:

         (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144(c);

         (ii) file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; and

         (iii)  furnish to the Stockholder promptly upon request,
(A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act,
(B) a copy of the most recent annual or quarterly report of the Buyer and such other reports and documents so filed by the Buyer and (C) such other information as may be reasonably requested to permit the Stockholder to sell such securities pursuant to Rule 144 without Registration.

         (iv) at the request of the Stockholder, upon receipt from the Stockholder of a certificate certifying (A) that the Stockholder has held the Shares for a period of not less than two (2) years, (ii) that the Stockholder has not been an affiliate (as defined in Rule
144) of the Buyer for more than the ninety (90) preceding days, and
(iii) as to such other matters as may be appropriate in accordance with such Rule, remove from the stock certificate representing such Shares that portion of any restrictive legend which relates to the registration provisions of the Securities Act; provided, however, that counsel to the Stockholder may provide such instructions and opinion to the transfer agent regarding the removal of the restrictive legend.

     If the foregoing is acceptable to you, please sign below where indicated and return a copy of this letter to the Buyer, whereupon this letter shall become a binding agreement between us.

FREESTAR TECHNOLOGY CORPORATION


By: /s/  Paul Egan
Paul Egan
President & Chief Executive Officer


UNICOMP, INC.


By: /s/  Stephen A. Hafer
Stephen A. Hafer
Chief Executive Officer


UNIPAY, INC.


By: /s/  Stephen A. Hafer
Name: Stephen A. Hafer
Title: Chief Executive Officer